UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 24, 2013

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08.          Shareholder Director Nominations.

Pro-Dex, Inc. (the “Company”, “we”, “us” or “our”) has set December 5, 2013 as the date for its 2013 annual meeting of shareholders and the close of business on October 10, 2013 as the record date for determining the shareholders entitled to receive notice of and entitled to vote at the 2013 annual meeting of shareholders. In addition to this announcement, we will in due course separately provide notice and proxy materials to shareholders of record.

Because the date of our 2013 annual meeting is more than 30 days before the one-year anniversary of our 2012 annual meeting, we desire to inform our shareholders of the deadlines for the submission of shareholder proposals and director nominees for consideration at our 2013 annual meeting.

Proposals by shareholders and submissions by shareholders of director nominees for consideration at the 2013 annual meeting should be submitted in writing to the Company’s Corporate Secretary at: Pro-Dex, Inc., Attn: Corporate Secretary, 2361 McGaw Avenue, Irvine, California 92614. For all proposals and nominations by shareholders to be timely, regardless of whether the proposals or nominations are intended for inclusion in the proxy statement for the 2013 annual meeting, a shareholder’s notice must be delivered to, or mailed and received by, the Company’s Corporate Secretary on or before the Company’s close of business on October 18, 2013. Any shareholder proposal or director nomination delivered or received after the close of business on October 18, 2013 will be untimely and will not be properly brought before the 2013 annual meeting.

Proposals by shareholders and submissions by shareholders of director nominees must also comply with the procedures set forth in the Company’s Bylaws and, if intended for inclusion in the proxy statement, Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Item 8.01.          Other Events.

The disclosure in Item 5.08 above is incorporated by this reference into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2013	PRO-DEX, INC. (REGISTRANT).

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Executive Officer